                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              ELITE LOGISTICS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box): [XX] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, $0.01 par value per share:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:
2. Form, Schedule or Registration Statement No.:
3. Filing Party:
4. Date Filed:

                              ELITE LOGISTICS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on Thursday, December 13, 2001


                                                    November 19, 2001

To the Shareholders of
Elite Logistics, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of Elite Logistics, Inc., an Idaho corporation, ("Elite" or the "Company") will be held at Freeport Community House, located at 1300 W 2nd St, Freeport TX 77541 on Thursday, December 13, 2001, at 2:00 p.m. local time, for the following purposes:

     1. To consider and vote upon a proposal to elect five members to our Board of Directors;

     2. To consider and vote upon the ratification of the decision of our Board of Directors to retain Pannell Kerr Forster of Texas P.C. as Elite's Independent Auditors for fiscal year ended May 31, 2002;

     3. To consider such other business as may properly come before the Annual Meeting.

Only Elite Logistics, Inc. shareholders of record at the close of business on November 15, 2001 are entitled to notice of, and to vote at, the annual meeting. A holder of shares of Elite Logistics, Inc. common stock is entitled to one vote, in person or by proxy, for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any of our shareholders, for a period of ten days prior to the Annual Meeting at our principal executive offices at the address set forth above.

Your vote is important, as is the vote of every shareholder, and the Board of Directors of Elite Logistics, Inc. appreciates the cooperation of shareholders who are unable to attend in person in directing proxies to vote at the meeting. Therefore, it is important that your shares be represented at the meeting in person or, should you be unable to attend the meeting, by your signing and returning the enclosed proxy in the accompanying envelope for receipt prior to the meeting date.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

Please promptly return your proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to DeEtte Rhone or Diana Smith at the Elite Logistics, Inc. principal executive office or by attending the meeting and voting in person.

DeEtte Rhone, Secretary, 1201 N Ave H, Freeport, TX 77541, (979) 230-0222 X62

By Order of the Board of Directors,
DeEtte Rhone
Secretary
Elite Logistics, Inc.

                              ELITE LOGISTICS, INC.
                                EXECUTIVE OFFICE
                                  1201 N AVE H
                               FREEPORT, TX 77541

                                 PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

This proxy is furnished to Elite Logistics, Inc. (the "Company") shareholders of record of the Company's outstanding shares of common stock, $.01 par value ("Common Stock"), as of the close of business on November 15, 2001 (the "Record Date"), for use at the Annual Meeting of Shareholders to be held at Freeport Community House, located at 1300 W 2nd St, Freeport TX 77541 on Thursday, December 13, 2001, at 2:00 p.m. local time, and at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Board of Directors of Elite Logistics, Inc. and is subject to revocation at any time prior to the voting of the proxy. This proxy, when properly executed, will be voted in the manner directed by you, the shareholder. If no direction is made, this proxy will be voted FOR or IN FAVOR of the proposals, in accordance with the instructions on the proxy card. This Proxy Statement and the enclosed proxy card are being sent to shareholders on or about November 27, 2001. Only Elite Logistics, Inc. shareholders of record as of the close of business on November 15, 2001, (the "Record Date") may vote at the Annual Meeting.

The cost of solicitation of proxies will be borne by the Company. Directors officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, fax, telex, in person or otherwise, without additional compensation. We may also request banking institutions, brokerage firms, custodians, and trustees, or their nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record. We will pay for reasonable costs of the solicitation and will reimburse forwarding expenses.


                                VOTING PROCEDURES

The accompanying proxy card is designed to permit each shareholder of record at the close of business on the Record Date to vote on matters as described in the accompanying Notice of Annual Meeting of Shareholders, and on any other proposal properly brought before the Annual Meeting. The proxy card provides space for a shareholder to vote in favor of or to withhold voting for each nominee for the Board of Directors, or to vote for, against or abstain from voting on all other proposals. If requested at the meeting, those shareholders attending may vote by written ballots.

The presence, in person or by proxy, of at least a majority of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

The election of directors will be decided by a plurality of the votes cast at the Annual Meeting in person or by proxy by the holders of the Common Stock. In all other matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by the holders of the Common Stock is required to take shareholder action.

Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows: (1) FOR the election of all nominees for directors named in the proxy; (2) FOR ratification of the appointment of Pannell Kerr Forster as independent public auditors for the fiscal year ending May 31, 2002; and (3) as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked.

Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the proposal on which the abstention is noted. Broker non-votes (i.e., shares held by broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as un-voted shares and, accordingly, will not be counted in determining the outcome of any proposal that requires the affirmative vote of a majority of the votes cast.

When a signed proxy card is returned with a vote specified, the shares represented will be voted by the proxies designated on the proxy card in accordance with the shareholder's instructions. The proxies for the shareholders are Hanh Nguyen and Russell A. Naisbitt. A shareholder wishing to name another person as his or her proxy may do so by designating another proxy by inserting the name(s) of such other person(s) to act as his or her proxy(ies). In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to us at our principal executive offices.

                                   REVOCATION

Any shareholder giving a proxy has the unconditional right to revoke it at any time before it is voted by either:

     o    Notifying the Secretary of the Company in writing;

     o    Executing a subsequent proxy; or

     o Personally appearing at the Annual Meeting and casting a contrary vote. A shareholder's attendance at the Meeting will not by itself revoke a proxy.

However, no revocation will be effective unless we, at or prior to the Annual Meeting, have received notice of such revocation.

                                APPRAISAL RIGHTS

No rights of appraisal or dissenters' rights are implicated by this proxy.

                        VOTING SECURITIES AND RECORD DATE

The Board of Directors has fixed November 15, 2001 as the record date for the Meeting. Only shareholders of record on the record date are entitled to notice of and to vote at the meeting and any adjournment thereof. On November 15, 2001, there were issued and outstanding 13,150,258 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. There were no other classes of stock eligible to cast votes.

                             ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and are therefore required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") related to our business, financial statements and other matters. Such reports, proxy statements and other information are available for inspection and copying at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, where copies may be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov.

           PROPOSAL ONE--ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS

The bylaws of Elite provide that the Board of Directors may have between three and seven members. The following five persons, all of whom currently serve as directors, have been designated by the Board of Directors as nominees for election as director: JOSEPH D. SMITH, HANH NGUYEN, RICHARD HANSEN, THIEN NGUYEN, RUSSELL A. NAISBITT. There are two vacant positions on the Board.

If elected, each director will hold office until the annual meeting of shareholders in the year 2002 or until his successor is duly elected and qualified. All nominees have consented to serve if elected, but if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE. THE CURRENT BOARD OF DIRECTORS CONTROLS THE VOTING OF APPROXIMATELY 11,083,899 SHARES, OR 83.55% OF THE COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE. THE DIRECTORS INTEND TO VOTE ALL OF THEIR SHARES IN FAVOR OF THE NOMINEES FOR DIRECTOR.

         PROPOSAL TWO--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Pannell Kerr Forster of Texas P.C., independent certified public accountants, has served as our independent auditors since October 9, 2000. The Board of Directors selected Pannell Kerr Forster of Texas P.C as our independent auditors for fiscal year ending May 31, 2002 and recommends that the shareholders ratify this selection. The Board of Directors has been advised that Pannell Kerr Forster of Texas P.C has no relationship bearing on independence with Elite or our subsidiary. Fees for the 2001 fiscal year were:

Annual audit                                $33,819.82
Other non-audit related service (1)         $25,826.88
Total fees                                  $59,646.70

     (1) Non-audit related services include the review of securities filings and tax reports.

A representative of Pannell Kerr Forster of Texas P.C is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions. The ratification of the selection of Pannell Kerr Forster of Texas P.C will require the affirmative vote of a majority of Elite's shares present, in person or represented by proxy and entitled to vote at the Annual Meeting.

The accounting firm of Williams & Webster P.S. ("W&W") represented the Company as its independent accountants since the acquisition agreement dated November 17, 1999 and was dismissed by the Company's Board of Directors on October 9, 2000. During the period from November 17, 1999 through October 9, 2000, for which W&W was the Company's independent auditors, there were no disagreements between the Company and W&W on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of W&W, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events as defined by Item 304 (a)(1)(v) of Regulation S-K.

On October 9, 2000, the Company's Board of Directors engaged Pannell Kerr Forster of Texas, P.C. ("PKF") as the Company's independent accountants for fiscal year 2001. Prior to engaging PKF, the Company did not consult with PKF regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PANNELL KERR FORSTER AS ELITE'S INDEPENDENT AUDITORS. THE CURRENT BOARD OF DIRECTORS CONTROLS THE VOTING OF APPROXIMATELY 11,083,899 SHARES, OR 83.55% OF THE COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE. THE DIRECTORS INTEND TO VOTE ALL OF THEIR SHARES IN FAVOR OF THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying notes contain information about the beneficial ownership of Elite Logistics, Inc. Common Stock as of May 31, 2001 by
(a) Elite's chief executive officer ("CEO"), Joseph D. Smith, (b) each of Elite's directors and director nominees, (c) each person known by us to be the beneficial owner of more than 5% of Elite's Common Stock, and (d) all of Elite's executive officers and directors as a group. Except as otherwise indicated below, each of the shareholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned.

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership thereof at any time within 60 days of November 15, 2001. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person. Except as otherwise indicated, each person named has a mailing address c/o Elite Logistics, Inc., 1201 N Ave H, Freeport, TX 77541.




                                   Number of                                                   Percentage of
                                   Shares of                                                 Shares of Common
                                  Common Stock                                                     Stock
                                  Beneficially                                                 Beneficially
         Name of Owner               Owned                        Position                       Owned (1)
  --------------------------    ----------------    -------------------------------------    ----------------
  Joseph D. Smith               5,120,400(2)         President, Chief Executive Officer         38.94%
                                                     and a member of the Board of
                                                     Directors

  Richard L. Hansen               532,000 (3)        Chief Operating Officer and a               4.04%
                                                     member of the Board of Directors

  Thien K. Nguyen               4,216,800(4)         Chief Technical Officer and a              32.07%
                                                     member of the Board of Directors

  Hanh H. Nguyen                4,216,800(4)         Member of the Board of Directors           32.07%

  Russell A. Naisbitt(5)        1,214,699            Treasurer, Chief Financial Officer          8.50%
                                                     and a member of the Board of
                                                     Directors

  Diana M. Smith                5,120,400 (2)        Executive Administrator and former         38.94%
                                                     member of the Board of Directors

  All officers and             11,083,899                                                       83.55%
  directors as a group (7
  persons)
  ICM Asset Management,         1,571,974            Investment Advisor                         11.95%
  Inc.(6)

(1) Percentages are based on 13,150,258 shares of common stock outstanding as of the date hereof. Certain warrants issued to Forte Group L.L.C. ("Forte"), which are exercisable as of May 31, 2001, were excluded from the computation of the percentages of shares beneficially owned.

(2) Includes 1,104,400 shares owned by Joseph D. Smith and 4,016,000 shares owned by Joseph D. Smith's wife, Diana M. Smith.

(3)  Includes 30,000 presently exercisable options.

(4) Includes 1,104,400 shares owned by Thien K. Nguyen and 3,112,400 shares owned by Thien K. Nguyen's wife, Hanh H. Nguyen.

(5) Mr. Naisbitt is a Manager of Forte. Forte has a presently exercisable warrant to purchase 1,148,603 shares of common stock and 66,096 shares of common stock. Mr. Naisbitt does not have sole voting and investment power for shares beneficially owned by Forte.

(6) ICM Asset Management is located at 601 West Main Avenue, Ste 917, Spokane, Washington 99201.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our executive officers and directors and persons who own more than ten percent of a registered class of Elite's equity securities (collectively, the "Reporting Persons") file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended May 31, 2001 were made on a timely basis.

                                   MANAGEMENT

The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of the date of the Annual Shareholder Meeting. Their respective backgrounds are described following the table:


              Name                       Age                         Position with Company
   -----------------------------    ---------------    -----------------------------------------------------
   Joseph D. Smith                        57           President, Chief Executive Officer and a member of
                                                       the Board of Directors

   Richard L. Hansen                      57           Chief Operating Officer and a member of the Board
                                                       of Directors

   Thien K. Nguyen                        38           Chief Technical Officer and a member of the Board
                                                       of Directors

   Russell A. Naisbitt                    40           Treasurer, Chief Financial Officer and a member of
                                                       the Board of Directors

   Hanh H. Nguyen                         37           Member of the Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. The Company's officers are elected by the Board of Directors after each annual meeting of the Company's shareholders and hold office until their death, or until they resign or have been removed from office.

EXECUTIVE OFFICERS AND DIRECTORS

JOSEPH D. SMITH has been President, Chief Executive Officer and a member of the Board of Directors since November 1999. From August 1997 to November 1999, Mr. Smith was President of Elite Logistics Services, Inc., the Company's wholly owned subsidiary corporation. From 1996 to August 1997, Mr. Smith was Director of Logistics for Baker Energy located in Houston, Texas. Baker Energy is in the business of oil and gas logistics. Mr. Smith was responsible for all logistics planning, logistics software development, budgeting, and company development. From March 1988 to January 1999, Mr. Smith was a part owner and Chief Technical Officer of Southern Instrument Company located in Freeport, Texas. Southern Instrument Company was engaged in the business of selling science and laboratory equipment. From October 1995 to May 1996 Mr. Smith was an independent logistics consultant. Mr. Smith is the husband of Diana Smith, the Company's Executive Administrator and member of the Board of Directors.

RICHARD L. HANSEN has been Chief Operating Officer and a member of the Board of Directors of the Company since November 1999. Mr. Hansen duties include managing the daily operations of the Company, ensuring customer support, investor relations, marketing and all operations in the absence of the President. From 1995 to 1998, Mr. Hansen was the corporate logistics manager and new business manager for Call Henry, Inc., Cocoa, Florida. Call Henry, Inc. was engaged in the business of distributing logistics software. Mr. Hansen was responsible for new business contacts, including marketing, proposal development and integration, and logistic policies.

THIEN K. NGUYEN is Chief Technical Officer and a member of the Board of Directors since November 1999. From August 1997 to November 1999 Mr. Nguyen was Senior Vice President and a member of the Board of Directors of Elite Logistics Services, Inc., the Company's wholly owned subsidiary corporation. From August 1996 to August 1997, Mr. Nguyen was pursuing higher education. From February 1993 to August 1996, Mr. Nguyen was Vice President of Operations for Tree Fresh of Texas, Inc. Tree Fresh of Texas, Inc. is located in Houston, Texas and is engaged in the business of producing and distributing fruit juices to hotels. Mr. Nguyen is the husband of Hanh Hoang Nguyen, a member of the Board of Directors.

HANH H. NGUYEN has been a member of the Board of Directors since November 1999. Since November 1997, Ms. Nguyen has been a director of Elite Logistics Services, Inc., the Company's wholly owned subsidiary corporation. Since 1989, Ms. Nguyen has been employed by Dow Chemical Company as Senior Lead Engineer. Ms. Nguyen is the wife of Thien Nguyen, a member of the Board of Directors.

RUSSELL A. NAISBITT has been Chief Financial Officer, Vice President of Business Development and a member of the Board of Directors of the Company since November 1999. From June 1999 to the present, Mr. Naisbitt has been a founding partner and member of the Board of Directors of Forte Group L.L.C., a management consulting company, located in Houston, Texas. From April 1998 to June 1999, Mr. Naisbitt was an independent consultant in the Internet and telecommunications fields. From January 1997 to the present, Mr. Naisbitt has been a member of the Board of Directors for eWave, Inc., an online advertising technology company, located in Houston, Texas. From January 1996 to March 1998, Mr. Naisbitt was the President and a member of the Board of Directors of Pharos Systems USA, Inc., a network print management software company, located in Houston, Texas. From June 1994 to December 1995, Mr. Naisbitt was the Vice President, Business Development and member of the Board of Directors of Landmark Golf Products, Inc., a software company, located in Houston, Texas.

The Board of Directors accepted the resignation of director DIANA M. SMITH effective June 29, 2001. Mrs. Smith continues to serve as Executive Administrator for the company. Mrs. Smith is the wife of Joseph Smith, the Company's President, Chief Executive Officer and a member of the Board of Directors.

The Board of Directors of Elite may consider the addition of Board members for appointment during 2002. Such appointment, if any, will be made according to our Bylaws and will be announced at the time of appointment. Each director serves until the next annual meeting of shareholders and the election and qualification of their successors. Subject to the terms of employment agreements, executive officers are generally appointed by the Board of Directors annually and serve at the discretion of the Board.

                     BOARD MEETING ATTENDANCE AND COMMITTEES

Elite's business is managed under the direction of the Board of Directors. The Board meets during our fiscal year to review significant developments and to act on matters requiring Board approval. The Board of Directors held six formal meetings and acted by unanimous written consent and through teleconference meetings twice during the fiscal year ended May 31, 2001. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors.

There were no committees of the Board during the fiscal year ended May 31, 2001.

On November 13, 2001 the Board of Directors of the Company resolved to designate an audit committee and make it responsible for: (i) recommending the selection of external auditors to the Board, (ii) receiving, reviewing, and forwarding to the Board the annual financial report of the external auditors, and (iii) such other matters as may warrant its attention in accordance with the Audit Committee Charter (a copy of which is attached hereto as Exhibit A). Russell A. Naisbitt is appointed Chair of the Audit Committee and Hanh Nguyen and Richard
L. Hansen are appointed as members of the Audit Committee, these members are not independent within the meaning of NYSE listing standard.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following Summary Compensation Table sets forth all compensation awarded to, earned by or paid for services rendered to Elite in all capacities during 1999, 2000, and 2001 by the Company's Chief Executive Officer and President and other executive officers.

SUMMARY COMPENSATION TABLE


  Name and                                                      Other       Restricted    Securities
  Principal                                                     Annual         Stock      Underlying      LTIP         All Other
  Position         Year       Salary                Bonus    Compensation     Award(s)   Options/SARs    Payouts     Compensation
-------------     ------    ----------             ------    ------------   -----------  ------------    -------    ---------------
Joseph D.           2001      $123,600(2)            --            --            --            --            --            --
Smith               2000       120,000               --            --            --            --            --            --
President           1999        85,000               --            --            --            --            --            --
and CEO

Richard L.          2001       111,240(2)            --            --            --        30,000            --            --
Hansen              2000       108,000               --            --            --        30,000            --            --
COO                 1999        68,500               --            --            --            --            --            --

Thien K.            2001       108,000               --            --            --            --            --            --
Nguyen              2000       108,000               --            --            --            --            --            --
CTO                 1999        70,000               --            --            --            --            --            --

Diana M.            2001        67,980(2)            --            --            --            --            --            --
Smith               2000        66,000               --            --            --            --            --            --
Exec Admin          1999        49,000               --            --            --            --            --            --

Russell A.          2001            --               --            --            --            --            --            --
Naisbitt            2000            --               --            --            --            --            --            --
Treasurer           1999            --               --            --            --            --            --            --
and CFO(1)

(1) Mr. Naisbitt is a Director of Forte Group L.L.C. ("Forte"). Forte had a consulting agreement, which expired June 30, 2001, with the Company that provided for payments of up to $20,000 per month for services provided by Forte consultants. The total amounts paid to Forte are discussed in "Certain Relationships and Related Transactions." Since July 1, 2001, Mr. Naisbitt has been engaged directly by the Company pursuant to a consulting agreement. Thus, Mr. Naisbitt is not deemed to be an employee of the Company.

(2) Includes compensation paid as a contribution under the Company's 401(k) employee savings plan.

All compensation received by the officers and directors has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans designated entirely for the benefit of the Company's officers and directors.

                     OPTION GRANTS TABLE IN LAST FISCAL YEAR


                                           Percent of
                           Number of       Total Options
                           Securities      Granted to
                           Underlying      Employees In     Or Base Price
                           Options         Fiscal Year      Exercise Per
         Name              Granted         2001             Share($)              Expiration Date
        ------------------ ------------    -------------    -------------         ---------------
        Richard Hansen     30,000          3%               3.00                  9/1/2010




                              DIRECTOR COMPENSATION

We do not provide directors who are also employees of Elite additional compensation for their service as directors. All non-employee directors receive reimbursement of reasonable expenses incurred in attending Board meetings, but no additional compensation is paid.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, the Company has entered into transactions with parties related to the Company. The Company believes that all transactions with related parties were entered into on terms no more or less favorable to the Company than could have been obtained from unrelated third parties.



ACQUISITION AND MERGER

On November 17, 1999, Elite Logistics Services, Inc. completed an acquisition agreement with Summit Silver, Inc. subsequently to be known as Elite Logistics, Inc. (the "Company"). Shortly thereafter, Summit Silver, Inc. was renamed Elite Logistics, Inc.

Under the terms of the agreement, Summit Silver, Inc. issued 10,400,000 shares of common stock in exchange for all of Elite Logistics Services, Inc.'s common stock. Immediately prior to the agreement and plan of reorganization, Elite Logistics Services, Inc. had 10,400,000 shares of common stock issued and outstanding and the Company had 1,014,500 shares of Common Stock outstanding. Elite Logistics Services, Inc. will continue as a subsidiary of the Company.

In connection with this same transaction, all 2,445 shares of Elite Logistics Services, Inc.'s preferred stock were exchanged for an equivalent amount of Summit Silver, Inc. preferred stock, and the Company intended to confer the same rights and provisions as the original shares of Elite Logistics Services, Inc.'s preferred stock. Also, the 1,215,555 outstanding warrants in Elite Logistics Services, Inc. were exchanged with Summit Silver, Inc. for warrants of the same terms and rights.

PREFERRED STOCK

Elite Logistics Services, Inc. entered into an agreement with certain officers that provided for those officers to convert certain debt owing to them by Elite Logistics Services, Inc. for deferred compensation into equity in the form of Series A Preferred Redeemable Preferred Shares. The shares, under Texas law, carried an annual dividend of prime plus 2% per share and are redeemable on or before May 15, 2002, with Board of Directors approval.

The Series A Preferred shares of Elite Logistics Services, Inc. were exchanged for Preferred shares of the Company upon consummation of the Merger.

FORTE GROUP L.L.C. - CONSULTING SERVICES AND OTHER TRANSACTIONS

Mr. Russell Naisbitt, a director of Elite Logistics, Inc. is also a manager of Forte Group L.L.C. a Houston, Texas based venture catalyst specializing in accelerating the development of emerging technology companies.

On August 23, 1999, which was prior to its acquisition by Summit Silver, Inc., Elite Logistics Services, Inc. entered into a consulting agreement with Forte that provided for cash compensation of $20,000 per month for services provided by Forte over an initial period of twelve (12) months. Compensation (if any) and consulting services to be provided (if any) beyond the initial period are to be mutually agreed. In addition to the consulting fees detailed above, Forte earns certain success related contingency fees for its consulting work. This agreement was subsequently extended through December 31, 2000. Total fees paid or accrued (in the form of cash and common stock) to Forte during the years ended May 31, 2001 and 2000 were $110,047 and $167,655, respectively.

Forte was also issued a warrant to purchase 1,115,555 shares of the Company's common stock at $1.25, which was exchanged for a similar warrant to purchase shares in the Company upon consummation of the Merger. The exercise price of the warrant was the fair market value of the Company's common stock on the date of the grant.

In October 2000 Forte accepted 66,096 shares of stock and a warrant to purchase 33,048 shares of stock at a price of $1.35 in lieu of $89,229.60 owed to Forte at that date.

Forte's agreement with the Company terminated on June 30, 2001 with a remaining balance owed of $40,000.00. Since July 1, 2001, Mr. Naisbitt has been engaged directly by the Company pursuant to a Consulting Agreement between him and the Company with a current balance owed in the amount of $38,700.00.

OFFICERS LOANS AND DEFERRED COMPENSATION

On May 31, 2001 the Company owed accrued compensation and other outstanding loans as follows:


                                    Accrued
     Name                         Compensation          Loans             Total
-------------------               ------------      ------------      ------------

Joseph D. Smith                   $     35,811      $                 $     35,811
Thien K. Nguyen                         25,268                              25,268
Diana M. Smith                           6,891                               6,891
Richard L. Hansen(1)                     7,601             7,000            14,601
Joseph D. Smith and Diana M.
Smith(2)                                                 152,354           152,354
Thien K. Nguyen and Hanh
Nguyen(3)                                                 59,500            59,500
    Total                         $     75,571      $    218,854      $    294,425
                                  ------------      ------------      ------------

(1)  Richard L. Hansen loaned the Company $7,000 at 8.25%.

(2) Joseph D. Smith and Diana M. Smith pledged 4,810,400 of their shares of common stock as collateral for a line of credit of which $125,000 has been drawn. The Smiths loaned the funds received from the line of credit to Elite at an annual interest rate of 18%. Pursuant to a series of notes made in various amounts with varying maturity dates, the Smith's have loaned Elite an additional $13,000 bearing interest at 8.25%, and $14,354 bearing interest at 5%.

(3) Pursuant to a series of notes made in various amounts with varying maturity dates, Thien K. Nguyen and Hanh Nguyen have loaned Elite $22,500 bearing interest at 8.25% and $37,000 bearing interest at 5%.

The Company has not entered into any other obligations regarding deferred compensation with its officers and consultants.

MANAGEMENT SERVICE AGREEMENTS

During the years ended May 31, 2001 and 2000, the Company entered into management service agreements with various members of management. These agreements are for unspecified terms and contain 12-18 month non-compete clauses for employees in the event that their job tenure with the Company is severed. The agreements also provide for the granting of up to 488,000 options.

From June 1, 2001 through November 19, 2001, there were no other material transactions between Elite and any of its officers and/or directors which the officers and/or directors have had a direct or indirect material interest and which also involved $60,000 or more.

Although we have no present intention to do so, we may in the future enter into other transactions and agreements incident to our business with directors, officers, principal shareholders and other affiliates. We intend for all such transactions and agreements to be on terms no less favorable than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of the Elite directors will be required for any such transactions or agreements.

                              SHAREHOLDER PROPOSALS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at our next annual meeting received at our principal executive office by April 30, 2002 will be included in our proxy statement and form of proxy for that meeting.

                              FINANCIAL INFORMATION

The Company's annual report on Form 10-KSB for the fiscal year ended May 31, 2001, and its quarterly reports on Form 10-QSB for the quarter ended August 31, 2001, has been made available, and are being sent to the shareholders along with this proxy statement. This proxy statement incorporates by reference from the Registrant's Form 10-KSB for the fiscal year ended May 31, 2001 and Form 10-QSB for the period ended August 31, 2001. Additional copies of the Company's SEC filings are available, without charge, by contacting us at the address provided herein.

                                  AUDIT REPORT

There was no audit committee in place to review the audited financials. The Management consisting of Joseph D Smith, Diana Smith, Russell Naisbitt, DeEtte Rhone and Richard L. Hansen met with the independent auditors upon completion of the audit. The audited financial statements for the fiscal year ending May 31, 2001 were reviewed prior to filing with the Securities and Exchange Commission and the matters required to be discussed by SAS No.61. Management has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1. and was discussed with the independent auditors their independence.

                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person, or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of Elite.


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                           BY ORDER OF THE BOARD OF DIRECTORS,
                           JOSEPH D. SMITH
                           CHAIRMAN OF THE BOARD

                                   APPENDIX A
                             AUDIT COMMITTEE CHARTER

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls, which management and the board of directors have established, and the audit process.

The membership of the audit committee shall consist of at least three members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee. The Board of Directors shall endeavor to obtain directors who are not services as officers of the corporation to serve as members of the audit committee. Members of the audit committee are also expected to be familiar with the accounting principles and practices used by the company.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

In meeting its responsibilities, the audit committee is expected to:

     1. Provide an open avenue of communication between the independent accountant and the board of directors.

     2.   Review and update the committee's charter annually.

     3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

     4. Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

     5. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

     6. Consider, in consultation with the independent accountant the audit scope and plan.

     7.   Consider and review with the independent accountant:

               o The adequacy of the company's internal controls, including computerized information system controls and security.

               o Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

     8. Review with management and the independent accountant at the completion of the annual examination:

               o The company's annual financial statements and related footnotes.

               o The independent accountant's audit of the financial statements and his or her report thereon.

               o Any significant changes required in the independent accountant's audit plan.

               o Any serious difficulties or disputes with management encountered during the course of the audit.

               o Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

     9. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     10. Review with management and the independent accountant the interim financial report before it is filed with the SEC or other regulators.

     11. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

     12. Meet with the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

     13. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

     14. Prepare a report for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

     15. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     16. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     17. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

                                     PROXY

                             ELITE LOGISTICS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 13, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Russell Naisbitt and Hanh Nguyen, or either of them, as the true and lawful attorneys and proxies of the undersigned with full power of substitution to represent the undersigned and to vote, as designated, all of the shares of Common Stock of Elite Logistics, Inc. ("the Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on December 13, 2001 and at any adjournments thereof.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE        [X]

1. ELECTION OF JOSEPH D. SMITH, HANH NGUYEN, RUSSELL NAISBITT, RICHARD L. HANSEN AND THIEN NGUYEN FOR BOARD OF DIRECTORS

[ ]  IN FAVOR of all                   [ ]  WITHHOLD AUTHORITY
nominees                               to vote for all nominees

    WITHHOLD THE FOLLOWING:

--------------------------------------------------------------------------------
 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                     THE NOMINEE'S NAME ON THE LINE ABOVE.)

2. RATIFICATION OF THE DECISION OF BOARD OF DIRECTORS TO RETAIN PANNELL KERR FORSTER OF TEXAS AS INDEPENDENT AUDITORS FOR FISCAL YEAR ENDED MAY 31, 2002.

            FOR [ ]        AGAINST [ ]        WITHHOLD AUTHORITY [ ]

                        To be signed on the reverse side

    THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" EACH OF THE PROPOSALS SET FORTH HEREON.

    Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.

    If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

                                    Dated:
                                            --------------------------------

                                    --------------------------------------------
                                    Signature of Shareholder

                                    --------------------------------------------
                                    Signature if jointly owned